Exhibit 10.72

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this  “Amendment”)  is  made  as  of  April 20, 2021, by and among SIGMATRON INTERNATIONAL, INC., a Delaware corporation (“Borrower”), the other Loan Parties party hereto (if any), and JPMORGAN CHASE BANK, N.A. (“Lender”).

RECITALS :

A.    Borrower and Lender have heretofore entered into a Credit Agreement dated as of January 29, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

B.    Borrower and Lender have agreed to make certain amendments to the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1.    AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

1.1.    Clause (a) of Section 5.08 of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)    The proceeds of the Loans and the Letters of Credit will be used only for working capital, other general corporate purposes including funding business operations in the ordinary course of the Borrower, its Subsidiaries and Wagz (until the consummation of the Wagz Acquisition); provided that proceeds of Loans and Letters of Credit used to finance business operations of Wagz prior to consummation of the Wagz Acquisition shall not exceed $3,000,000 in the aggregate, and to refinance existing Indebtedness outstanding on the Effective Date. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X or (ii) to make any Acquisition, except for the Wagz Acquisition or as may be permitted by a Rider attached hereto.

1.2.    Clauses (a) and (b) of Section 5.17 of the Credit Agreement are amended and restated in their entirety to read as follows:

(a)    Collateral Access Agreements. On or prior to June 30, 2021 (as such date may be extended by the Lender in its sole discretion), the Borrower shall have delivered to the Lender the Collateral Access Agreements required by Section 4.10 of the Security Agreement.

(b)    In-Transit Inventory Agreements. On or prior to June 30, 2021 (as such date may be extended by the Lender in its sole discretion), the Borrower shall have delivered to the Lender in respect of any Eligible In-Transit Inventory included in the Borrowing Base, the documents required by clauses (a), (b) and (c) of the definition of Eligible In-Transit Inventory.

1.3.    Clause (l) of Section 6.04 of the Credit Agreement is amended and restated in its entirety to read as follows: permitted investments loans acquisitions

(l) the Wagz Acquisition; provided that (i) the acquisition shall be consummated on or before June 30, 2021 and the number of shares of the common stock of the Borrower exchanged in the Wagz Acquisition shall not exceed 2,443,870 (or such greater amount agreed to by the Lender in its Permitted Discretion), (ii) is consummated pursuant to the Wagz Purchase Agreement and such other documents to be executed and delivered in connection with the Wagz Purchase Agreement that are in form and substance acceptable to the Borrower’s Board of Directors, (iii) prior to, and immediately after giving effect to such acquisition, subject to incorporation of such changes to the Disclosure Certificate, Perfection Certificate and other Loan Documents that are furnished by the Borrower to the Lender (and reasonably agreed to by the Lender), no Default or Event of Default shall have occurred and be continuing, and (iv) immediately after giving effect to such acquisition, the Borrower shall, and shall cause Wagz to, take all actions required under Section 5.14 hereof;

1.4.    The term “Subsidiary” set forth in the Terms Schedule to the Credit Agreement is amended and restated in its entirety to read as follows:

“Subsidiary” means any direct or indirect subsidiary of the Borrower or a Loan Party, as applicable, including the Excluded Foreign Subsidiaries. The undersigned hereby acknowledge and agree that the Delaware corporation to be incorporated by the Borrower as a wholly-owned subsidiary to effect the Wagz Acquisition (the “Acquisition Subsidiary”) shall not, prior to consummation of the Wagz Acquisition, be deemed a Subsidiary hereunder, so long as (i) the Wagz Acquisition is consummated by June 30, 2021 and (ii) the Acquisition Subsidiary does not at any time prior to consummation of the Wagz Acquisition own any assets or conduct any business.

SECTION 2.    CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.    Lender shall have received duly executed copies of this Amendment from Borrower.

2.2.    Legal matters incident to the execution and delivery of this Amendment shall be reasonably satisfactory to Lender and its counsel.

SECTION 3.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

In order to induce Lender to enter into this Amendment, each Loan Party hereby jointly and severally represents, warrants and covenants to Lender, as of the date hereof that:

3.1.    Representations, Warranties and Covenants. (i) After giving effect to this Amendment, no representation or warranty of any Loan Party contained in the Credit Agreement or any of the Loan Documents, including this Amendment, shall be untrue or incorrect in any material respect as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date and (ii) no Default has occurred or is continuing, or would result after giving effect hereto.

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3.2.    Authorization, Etc. Each Loan Party has the corporate or limited liability company power, as applicable, and authority to execute, deliver and perform this Amendment. Since the Effective Date, there has been no amendment, modification, restatement or supplement to (a) any Loan Party’s organizational documents (i.e., articles of incorporation or organization and by-laws or operating agreement) (the “Organizational Documents”) or (b) the resolutions that were delivered to the Lender on January 29, 2021, and such Organizational Documents and resolutions are in full force and effect as of the date hereof. Each Loan Party has taken all necessary corporate or limited liability company action (including, without limitation, obtaining approval of its stockholders or members, if necessary) to authorize its execution, delivery and performance of this Amendment. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Loan Party’s execution, delivery and performance of this Amendment, except for those already duly obtained. This Amendment has been duly executed and delivered by each Loan Party and constitutes the legal, valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. No Loan Party’s execution, delivery or performance of this Amendment (i) contravenes the terms of any of such Loan Party’s Organizational Documents; (ii) conflicts with or constitutes a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien (other than pursuant to the Collateral Documents) upon the property of any Loan Party by reason of the terms of any material contractual obligation (including without limitation contractual obligations arising from any Material Agreements to which any Loan Party is a party or which is binding upon it); or (iii) violates any Requirement of Law in any material respect.

SECTION 4.    REFERENCE TO AND EFFECT ON LOAN DOCUMENTS.

4.1. Ratification.  Except as specifically provided in this Amendment, the Credit Agreement and the Loan Documents shall remain in full force and effect and each Loan Party hereby ratifies and reaffirms each term and condition set forth in the Credit Agreement and in the other Loan Documents, effective as of the date hereof.

4.2 No Waiver. This Amendment is only applicable and shall only be effective in the specific instances and for the specific purposes for which made or given. Except as specifically provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any right, power or remedy of Lender under the Credit Agreement or any of the Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the Loan Documents which shall remain in full force and effect. Upon the effectiveness of this Agreement each reference in (i) the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import and (ii) any Loan Document to “the Agreement” shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement as amended hereby.

4.3. Collateral. The Loan Parties heretofore executed and delivered to Lender the Collateral Documents. The Loan Parties hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Secured Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of Lender thereunder, the obligations of the Loan Parties thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

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SECTION 5.    AFFIRMATION OF GUARANTORS.

5.1.    Each Loan Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to any modification of the Credit Agreement effected pursuant to this Amendment. Each Loan Guarantor hereby confirms to Lender that, after giving effect to the foregoing Amendment, the Loan Guaranty of such Loan Guarantor and each other Loan Document to which such Loan Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Loan Guarantor, enforceable against such Loan Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

5.2.    Each Loan Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Guarantor to any future waivers or modifications to the Credit Agreement.

SECTION 6.    MISCELLANEOUS.

6.1.    Successors and Assigns. This Amendment shall be binding on and shall inure to the benefit of the Loan Parties and Lender and their respective successors and assigns, except as otherwise provided herein. No Loan Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior written consent of Lender. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Loan Parties and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

6.2.    Entire Agreement. This Amendment, including all schedules and other documents attached hereto or incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

6.3.    Expenses. As provided in Section 8.03 (Expenses; Limitation of Liability; Indemnity, Etc.) of the Credit Agreement, Borrower agrees to pay promptly on demand all reasonable and documented out- of-pocket expenses incurred by Lender in connection with the preparation, execution and delivery of this Amendment.

6.4.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

6.5.    Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

6.6.    Conflict of Terms. Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the Loan Documents, the provision contained in this Amendment shall govern and control.

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6.7.    Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed signature page to this Amendment.

6.8 Incorporation of Credit Agreement. The provisions contained in Sections 8.09 (Governing Law; Jurisdiction; Consent to Service of Process) and 8.10 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

SIGMATRON INTERNATIONAL, INC.

By:	/s/ Linda K. Frauendorfer
Name:	Linda K. Frauendorfer
Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement (Sigmatron International, Inc., 2021)]

LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Raymond Gage
Name:	Raymond Gage
Title:	Authorized Officer

[Signature Page to First Amendment to Credit Agreement (Sigmatron International, Inc., 2021)]